Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2007, except for Restatement section of Note 1 to the consolidated financial statements, as to which the date is May 11, 2007, relating to the consolidated financial statements of SandRidge Energy, Inc., which appears in Registration Statement No. 333-144004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
November 5, 2007